Exhibit 32.2

                     Certification of Periodic Financial Report



     Pursuant to 18 U.S.C. 1350, the undersigned, John P. Ferrara , the Chief Financial Officer of AmBase Corporation (the "issuer"), hereby certifies that the report on Form 10-Q accompanying this certification (the "report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78 m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



/s/ John P. Ferrara
John P. Ferrara
Vice President and Chief Financial Officer
(Chief Financial Officer)
AmBase Corporation
July 27, 2004